FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT is made as of December _______, 1997 between Merisel, Inc., a Delaware corporation (the "Company") and Dwight A. Steffensen ("Executive").

         WHEREAS, the Company and Executive entered into an Employment Agreement dated as of February 12, 1997 (the "Agreement") pursuant to which the terms and conditions governing Executive's employment by the Company were set forth and providing for Executive to serve as Chief Executive Officer; and

         WHEREAS, the Company and Executive desire to modify the terms of the Agreement as set forth herein;

         NOW, THEREFORE, the Company and Executive hereby agree to amend the Agreement as set forth below.

1.      The following shall be added to the end of Section 9.2 of the Agreement:


         "In the event of a Sale of the Company consisting of the Stonington Conversion (as defined in the Company's Proxy Statement dated November 25, 1997), the three year period referenced in the first and third sentences of this Section 9.2 shall commence upon termination of this Agreement."


         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this First Amendment to Employment Agreement, as of the day and year first written above.


                                                       MERISEL, INC.


                                                 By:__________________________
                                                        James E. Illson
                                                    Senior Vice President and
                                                     Chief Financial Officer


                                                       DWIGHT A. STEFFENSEN


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